Exhibit 10.3

SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY (this “Guaranty”) is entered into as of May 1, 2004 by CRESA PARTNERS OF ORANGE COUNTY, LP, a Delaware limited partnership (“Guarantor”), in favor of and for the benefit of KEVIN J. HAYES, as administrative agent for and representative of (in such capacity herein called “Guaranteed Party”) the noteholders (“Noteholders”) of those certain promissory notes in an aggregate principal amount of up to $6,900,000, by ASDS Orange County, Inc., a Delaware corporation and the successor corporation of the merger of Orange County Acquisition Corp. and CRESA Partners of Orange County, Inc. (“Company”), in favor of Noteholders (said Notes, as they may hereafter be amended, supplemented or otherwise modified from time to time, being the “Notes”; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) and in favor of and for the benefit of the other Beneficiaries (as defined below). Guaranteed Party and Noteholders are sometimes referred to herein as “Beneficiaries”.

1. Guaranty. (a) In order to induce Noteholders to extend credit to Company pursuant to the Notes, Guarantor irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guaranteed Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)). The term “Guaranteed Obligations” is used herein in its most comprehensive sense and includes any and all obligations of Company in respect of principal, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel) and liabilities of whatsoever nature under the Notes, this Guaranty and the other Note Documents.

Guarantor acknowledges that the Guaranteed Obligations are being incurred for and will inure to the benefit of Guarantor.

Any interest on any portion of the Guaranteed Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceeding had not been commenced) shall be included in the Guaranteed Obligations.

In the event that all or any portion of the Guaranteed Obligations is paid by Company, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guaranteed Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guaranteed Obligations.

Subject to the other provisions of this Section 1, upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, Guarantor will upon demand pay, or cause to be paid, in cash, to Guaranteed Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guaranteed Obligations.

(b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of Guarantor under this Guaranty and the other Note Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder and (y) under any guaranty of subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 1(b), pursuant to which the liability of Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of Guarantor pursuant to applicable law or pursuant to the terms of any agreement, including Section 1(d) hereof.

(c) Notwithstanding anything in the contrary contained in this Guaranty, Guaranteed Party hereby agrees that it shall not demand payment or otherwise exercise any claims, rights or remedies that Guaranteed Party now has or may have hereunder against Guarantor under this Guaranty until the earlier to occur of (i) the passage of 30 days after the date Guaranteed Party’s makes demand for payment of the Guaranteed Obligations under the Parent Guaranty (as defined below), and (ii) the occurrence of a Proceeding with respect to any Credit Party. For purposes hereof, a “Proceeding” shall mean any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up any Credit Party or any of their Subsidiaries or any of their respective properties.

(d) Guaranteed Party hereby acknowledges that in the event any payment is made on any date by Guarantor under this Guaranty, Guarantor shall be entitled to reimbursement from Ascendant Solutions, Inc., a Delaware corporation (“Parent”), under its Parent Guaranty dated as of the date hereof (the “Parent Guaranty”) in the maximum amount permitted by law. Notwithstanding the foregoing, Guarantor hereby confirms that the enforceability of this Guaranty is not dependent upon Parent’s ability to reimburse Guarantor, or Guarantor’s ability to collect from Parent, any amounts paid by Guarantor under this Guaranty, and that Guarantor’s rights to obtain reimbursement are subject to Section 6 hereof.

2. Guaranty Absolute; Continuing Guaranty. The obligations of Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guaranteed Party may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Notes; (c) a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions; and (d) Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Guaranteed Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns, and Guarantor irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

3. Actions by Beneficiaries. Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of Guarantor’s liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment of this Guaranty or the Guaranteed Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person with respect to the Guaranteed Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guaranteed Party or the other Beneficiaries, or any of them, may have against any such security, as Guaranteed Party in its discretion may determine consistent with the Notes, and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, and (f) exercise any other rights available to Guaranteed Party or the other Beneficiaries, or any of them, under the Note Documents, at law or in equity.

4. No Discharge. This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guaranteed Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Notes, any of the other Note Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, (c) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Obligations, even though Guaranteed Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guaranteed Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations, and (f) any defenses, set-offs or counterclaims which Company may assert against Guaranteed Party or any Beneficiary in respect of the Guaranteed Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, other than payment in full of the Guaranteed Obligations.

5. Waivers. Guarantor waives, for the benefit of Beneficiaries: (a) any right to require Guaranteed Party or the other Beneficiaries, as a condition of payment or performance by Guarantor, to (i) proceed against Company, any other guarantor of the Guaranteed Obligations (except as provided in Section 1(c) hereof) or any other Person, (ii) proceed against or exhaust any security held from Company, any other guarantor of the Guaranteed Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guaranteed Party’s or any other Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor’s obligations hereunder, other than payment in full of the Guaranteed Obligations, (ii) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; and (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Notes, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof.

In accordance with Section 2856 of the California Civil Code Guarantor waives any and all rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

6. Guarantor’s Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations. Until the Guaranteed Obligations shall have been paid in full, Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Company, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary and (b) any right of contribution Guarantor now has or may hereafter have against any other guarantor of any of the Guaranteed Obligations. Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against Company or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guaranteed Party or the other Beneficiaries may have against Company, to all right, title and interest Guaranteed Party or the other Beneficiaries may have in any such collateral or security, and to any right Guaranteed Party or the other Beneficiaries may have against such other guarantor.

Any indebtedness or other payment obligations of Company now or hereafter held by Guarantor is subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness of Company to Guarantor collected or received by Guarantor after an Event of Default has occurred and is continuing, and any amount paid to Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guaranteed Obligations have not been paid in full, shall be held in trust for Guaranteed Party on behalf of Beneficiaries and shall forthwith be paid over to Guaranteed Party for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations.

7. Expenses. Guarantor agrees to pay, or cause to be paid, on demand, and to save Guaranteed Party and the other Beneficiaries harmless against liability for, (i) any and all costs and expenses (including fees, costs of settlement and disbursements of counsel) incurred or expended by Guaranteed Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty, provided that such costs shall not be payable hereunder unless there is an Event of Default under Sections 7(a), (h) or (i) of the Notes, and (ii) any and all costs and expenses required to be paid by Guarantor under the provisions of any other Note Document.

8. Financial Condition of Company. No Beneficiary shall have any obligation, and Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with Guarantor its assessment, or Guarantor’s assessment, of the financial condition of Company or any matter or fact relating to the business, operations or condition of Company. Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Note Documents, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.

9. Representations and Warranties. The representations and warranties contained in Section 4 of that certain Security Agreement, dated as of the date hereof, by and among Company, Guarantor and Kevin J. Hayes as Secured Party, are incorporated herein by this reference as they relate to this Guaranty, and are and will be true, correct and complete in all material respects on and as of the date hereof.

10. Covenants. Guarantor agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, Guarantor will, unless Requisite Noteholders shall otherwise consent in writing, perform or observe, all of the terms, covenants and agreements that the Note Documents state that Company is to cause Guarantor to perform or observe.

11. Set Off. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to Guarantor and any other property of Guarantor held by a Beneficiary to or for the credit or the account of Guarantor against and on account of the Guaranteed Obligations and liabilities of Guarantor to any Beneficiary under this Guaranty.

12. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Guaranteed Party and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

13. Miscellaneous. It is not necessary for Beneficiaries to inquire into the capacity or powers of Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Note Documents or any agreement between Guarantor and one or more Beneficiaries or between Company and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR, GUARANTEED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA. WITH RESPECT TO SUCH PROCEEDINGS, GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Guarantor at its address set forth below its signature hereto (or at such other address as Guarantor may from time to time designate (in writing) as its address for service of process), such service being acknowledged by Guarantor to be sufficient for personal jurisdiction in any action against Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guaranteed Party or any Beneficiary to bring proceedings against Guarantor in the courts of any other jurisdiction.

GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTEED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. THE SCOPE OF THIS WAIVER IS

INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTEED PARTY EACH (I) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR GUARANTOR AND GUARANTEED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GUARANTOR AND GUARANTEED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY OR ACCEPTING THE BENEFITS THEREOF, AS THE CASE MAY BE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (II) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

14. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.

15. Guaranteed Party as Administrative Agent.

(a) Guaranteed Party has been appointed to act as Guaranteed Party as provided in the Notes. Guaranteed Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Notes; provided that Guaranteed Party shall exercise, or refrain from exercising, any remedies under or with respect to this Guaranty in accordance with the instructions of Requisite Noteholders.

(b) Guaranteed Party shall at all times be the same Person that is Administrative Agent under the Notes. Written notice of resignation by Administrative Agent pursuant to Section 10 of the Notes shall also constitute notice of resignation as Guaranteed Party under this Guaranty; removal of Administrative Agent pursuant to Section 10 of the Notes shall also constitute removal as Guaranteed Party under this Guaranty; and appointment of a successor Administrative Agent pursuant to Section 10 of the Notes shall also constitute appointment of a successor Guaranteed Party under this Guaranty. Upon the acceptance of any appointment as Administrative Agent under Section 10 of the Notes by successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guaranteed Party under this Guaranty, and the retiring or removed Guaranteed Party under this Guaranty shall promptly (i) transfer to such successor Guaranteed Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guaranteed Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guaranteed Party of the rights created hereunder, whereupon such retiring or removed Guaranteed Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guaranteed Party’s resignation or removal hereunder as Guaranteed Party, the provisions of this Guaranty shall inure to its benefits as to any actions taken or omitted to be taken by it under this Guaranty while it was Guaranteed Party hereunder.

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IN WITNESS WHEREOF, Guarantor and, solely for purposes of the waiver of the right to jury trial contained in Section 13, Guaranteed Party have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CRESA PARTNERS OF ORANGE COUNTY, LP

By:	CRESA Partners-Hayes, Inc., its General Partner

By:	/s/ Kevin J. Hayes
Name: Kevin J. Hayes
Title: President & CFO

Address:

16250 Dallas Parkway
Suite 102
Dallas, TX 75248
Attn: David Bowe
Telecopy: (972) 250-0934

with a copy (which shall not constitute notice) to:

Winstead Sechrest & Minick P.C.
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas 75270
Attn: Thomas R. Helfand
Telecopy: (214) 745-5390

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KEVIN J. HAYES, as Guaranteed Party

By:	/s/ Kevin J. Hayes
Kevin J. Hayes

Address:

Kevin J. Hayes
610 Newport Center Drive
5th Floor
Newport Beach, CA 92660

with a copy (which shall not constitute notice) to:

Gary J. Singer, Esq.
O’Melveny & Myers LLP
610 Newport Center Drive
Suite 1700
Newport Beach, CA 92660
Telecopy: (949) 823-6994

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